UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 28, 2018

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2018, we acquired the first tranche of Michigan ALF Portfolio from Vista Springs Holland Properties, LLC, Taft Living Center Properties, LLC, Vista Springs Riverside Properties, LLC, Vista Springs Edgewood Properties, LLC and Vista Springs Town Commons Properties, LLC, or the Michigan Owner Sellers, Vista Springs Holland Operations, LLC, Taft Living Center Operations, LLC, Vista Springs Riverside Operations, LLC, Vista Springs Edgewood Operations, LLC and Vista Springs Town Commons Operations, LLC, or the Michigan Operator Sellers, and together with the Michigan Owner Sellers, the Michigan Sellers, for a contract purchase price of $56,000,000, plus closing costs. Michigan ALF Portfolio is a portfolio which will be comprised of a total of six senior housing facilities located in Grand Rapids, Holland, Howell, Lansing and Wyoming, Michigan, or Michigan ALF Portfolio, with an aggregate contract purchase price of $70,000,000, plus closing costs. Michigan ALF Portfolio, consisting of 390 units, or approximately 328,000 square feet of gross leasable area, or GLA, offers assisted living and memory care services. The first tranche of Michigan ALF Portfolio is comprised of five senior housing facilities, located in Grand Rapids, Holland, Howell, Lansing and Wyoming, Michigan, consisting of 302 units, or approximately 272,000 square feet of GLA. Michigan ALF Portfolio is currently 100% leased pursuant to the Michigan Master Lease described below.

On December 28, 2018, concurrently with the acquisition of the first tranche of Michigan ALF Portfolio, we, through our subsidiaries, GAHC4 Holland MI ALF, LLC, GAHC4 Wyoming MI ALF, LLC, GAHC4 Riverside Grand Rapids MI ALF, LLC, GAHC4 Lansing MI ALF, LLC and GAHC4 Howell MI ALF, LLC, or collectively referred to herein as the Michigan Landlord, entered into a master lease, or the Michigan Master Lease, with Vista Michigan Operations LLC, or Michigan Tenant, an affiliate of Vista Springs, LLC, for the first tranche of senior housing facilities that comprise Michigan ALF Portfolio.

The Michigan Master Lease constitutes one absolute net lease for the first tranche of Michigan ALF Portfolio. The material terms of the Michigan Master Lease provide for: (i) a 15-year absolute net lease with a term commencing on December 28, 2018 with extension options for two additional ten-year terms; (ii) initial annual base rent in the amount of $3,836,000 (split among the five facilities in accordance with facility-specific operating subleases); (iii) minimum rent for subsequent years subject to increases tied to the consumer price index with a floor of 2% and a cap of 3%; and (iv) all tenant obligations under the Michigan Master Lease to be guaranteed in favor of Michigan Landlord by Louis J. Andriotti, Vista Springs, LLC and the operator subtenants pursuant to lease guaranties. The Michigan Master Lease also contains covenants, terms and conditions that are customary for master leases and transactions of this type.

The material terms of the Michigan ALF Master Lease are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Master Lease between GAHC4 Holland MI ALF, LLC, GAHC4 Wyoming MI ALF, LLC, GAHC4 Riverside Grand Rapids MI ALF, LLC, GAHC4 Lansing MI ALF, LLC and GAHC4 Howell MI ALF, LLC and Vista Michigan Operations LLC dated December 28, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
January 4, 2019
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer